Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-238453 on Form S-3 and Registration Statement No. 333-210832 on Form S-8 of our reports dated February 23, 2021, relating to the financial statements of MGM Growth Properties LLC, and the effectiveness of MGM Growth Properties LLC’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP
Las Vegas, Nevada
February 23, 2021